Exhibit 5.1

January 16, 2026
Biglari Holdings Inc.
19100 Ridgewood Parkway, Suite 1200
San Antonio, Texas 78259
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as special Indiana counsel to Biglari Holdings Inc., an Indiana corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) by the Company on January 16, 2026, relating to the issuance and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of shares of (i) Class A Common Stock, no par value, of the Company (the “Class A Shares”) and (ii) Class B Common Stock, no par value, of the Company (the “Class B Shares” and together with the Class A Shares, the “Offered Shares”).
We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements, and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.
In expressing our opinions below, we have assumed that all of the following (collectively, the
“General Conditions”) shall have occurred prior to the issuance of the Offered Shares referred to therein:
(a) the Registration Statement (including any and all required post-effective amendments thereto)
will comply with all applicable laws;
(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Offered Shares are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the prospectus and the applicable prospectus supplements;
(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;
(d) a prospectus supplement describing the Offered Shares offered thereby and the offering thereof and complying with all applicable laws will have been prepared and timely filed with the Commission;

(e) the Offered Shares will be offered and sold in the form and with the terms set forth in the
Registration Statement (including any and all required post-effective amendments thereto), the prospectus, any applicable prospectus supplement(s) and the organizational documents of the Company;
(f) the Offered Shares will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the prospectus and the applicable prospectus supplement(s);
(g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Offered Shares being offered;
(h) the Offered Shares offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and
(i) a definitive purchase, underwriting or similar agreement with respect to any Offered Shares offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.
We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights, (xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or “blue sky” laws of any state to the offer or sale of the Offered Shares, and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (a) the General Conditions shall have been satisfied, (b) if the Offered Shares to be issued are to be certificated, certificates representing the Offered Shares are duly executed and countersigned and (c) the shares of Offered Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Shares, when issued and sold or otherwise distributed in accordance with the provisions of any applicable agreement, will be duly authorized by all requisite corporate action on the part of the Company and will be fully paid and non-assessable and validly issued.
This opinion is to be used only in connection with the offer and sale of the Offered Shares while the Registration Statement and any and all post-effective amendments thereto are effective.
This opinion is limited to the laws of the State of Indiana (excluding state anti-fraud laws) including all applicable Indiana statutory provisions and published and available judicial decisions interpreting these laws, and the federal securities laws of the United States of America, as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.
In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus, any prospectus supplements(s), any post-effective amendments thereto or other offering material regarding the Corporation or the Offered Shares or their offer and sale.
We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act with the Commission as an exhibit to the Registration Statement filed by the Company in connection with the issuance and sale of the Offered Shares and to the use of our name in the prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Krieg DeVault LLP

KRIEG DEVAULT LLP